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                                                                     Exhibit 3.5


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              VIRTUALFUND.COM, INC.


         The undersigned, the Chief Executive Officer of VirtualFund.com, Inc. a Minnesota corporation (the "Corporation"), does hereby certify, as directed under Section 4.05 of the Corporation's Bylaws as well as by the terms of the below resolution, that effective as of the 24th day of June, 1999, the following resolution was adopted by the shareholders of the Corporation in accordance with the applicable provisions of Minnesota Statutes:

                  Resolution Amending Articles of Incorporation
                  ---------------------------------------------

         WHEREAS, it is in the best interests of the Corporation to amend its Articles of Incorporation as set forth herein;

         NOW, THEREFORE, IT IS HEREBY

         RESOLVED, that Article 3.1 of the Articles of Incorporation be amended by deleting it in full and replacing it with the following:

                                  "ARTICLE III
                                Authorized Shares

         3.1 Authorized Common Stock. The authorized number of shares of capital stock which the corporation is authorized to issue shall be 55,000,000 consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

         FURTHER RESOLVED, that the President of the Corporation is hereby authorized and directed to execute Articles of Amendment of Articles of Incorporation and to cause such Articles of Amendment to be filed in the office of the Secretary of State of the State of Minnesota.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 5th day of September, 2000.

                                           /s/ Mel Masters
                                           -------------------------------------
                                           Mel Masters
                                           President and Chief Executive Officer